UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2016, Autoliv, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, a total of 57,319,254 shares were represented in person or by valid proxy and the Company’s stockholders took the following actions:

Election of Directors

Ms. Aicha Evans, Dr. Xiaozhi Liu and Dr. Wolfgang Ziebart and Messrs. Robert W. Alspaugh, Leif Johansson, David E. Kepler, Franz-Josef Kortüm, George A. Lorch and Kazuhiko Sakamoto were each re-elected to the Board of Directors of the Company (the “Board”) for a one-year term until the 2017 annual meeting of stockholders.

The votes cast were as follows:

Mr. Robert W. Alspaugh: 54,678,689 votes for, 973,136 votes withheld and 1,667,429 broker non-votes.

Ms. Aicha Evans: 54,687,696 votes for, 964,129 votes withheld and 1,667,429 broker non-votes.

Mr. Leif Johansson: 54,675,561 votes for, 976,264 votes withheld and 1,667,429 broker non-votes.

Mr. David E. Kepler: 54,693,223 votes for, 958,602 votes withheld and 1,667,429 broker non-votes.

Mr. Franz-Josef Kortüm: 54,687,892 votes for, 963,933 votes withheld and 1,667,429 broker non-votes.

Dr. Xiaozhi Liu: 53,614,258 votes for, 2,037,567 votes withheld and 1,667,429 broker non-votes.

Mr. George A. Lorch: 52,054,442 votes for, 3,597,383 votes withheld and 1,667,429 broker non-votes.

Mr. Kazuhiko Sakamoto: 53,618,640 votes for, 2,033,185 votes withheld and 1,667,429 broker non-votes.

Dr. Wolfgang Ziebart: 54,691,700 votes for, 960,125 votes withheld and 1,667,429 broker non-votes.

Advisory Vote on Executive Compensation

Stockholders of the Company approved, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers for fiscal year 2015. The votes cast were as follows:

45,530,951 votes for, 8,463,775 votes against, 1,657,099 abstentions and 1,667,429 broker non-votes.

Ratification of Appointment of Independent Auditors

Stockholders of the Company ratified the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2016. The votes cast were as follows:

56,082,534 votes for, 153,089 votes against, 1,083,631 abstentions and 0 broker non-votes.

The proposals presented at the Annual Meeting are described in detail in the Company’s Definitive Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 28, 2016.

Item 8.01 Other Events.

Committees of the Board

Effective May 10, 2016, the Board also approved changes to the membership of its committees, which are now composed as follows:

Audit Committee: Robert W. Alspaugh (Chairman), Aicha Evans, David E. Kepler and Wolfgang Ziebart

Compensation Committee: James M. Ringler (Chairman), Aicha Evans, Leif Johansson, George A. Lorch and Xiaozhi Liu

Nominating and Corporate Governance Committee: George A. Lorch (Chairman), Leif Johansson, Franz-Josef Kortüm, Xiaozhi Liu and James M. Ringler

Compliance Committee: Kazuhiko Sakamoto (Chairman), Robert W. Alspaugh, David E. Kepler and Wolfgang Ziebart

Third Quarter Dividend

In the same press release, the Company announced that the Board declared a quarterly dividend of 58 cents per share for the third quarter of 2016. The dividend will be payable on September 1, 2016 to Company stockholders of record on the close of business on August 18, 2016. The ex-date will be August 16, 2016 for holders of the common stock listed on the New York Stock Exchange (NYSE) and August 17, 2016 for holders of Swedish Depository Receipts (SDRs) listed on the NASDAQ OMX, Stockholm.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated May 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

	By:	/s/ Lars A. Sjöbring
	Name:	Lars A. Sjöbring
	Title:	Group Vice President for Legal Affairs,
General Counsel and Secretary
Date: May 10, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated May 10, 2016.